UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On September 23, 2024, the Board of Directors (the “Board”) of Brainstorm Cell Therapeutics Inc. approved a one-for-fifteen reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.00005 per share (the “Common Stock”).

As previously disclosed, at the Company’s Annual Meeting of Stockholders held on September 16, 2024, the Company’s stockholders approved a proposal authorizing the Board to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Common Stock, at a ratio of not less than one-for-five and no more than one-for-fifteen, as determined in the discretion of the Board, on or prior to September 16, 2025.

The Reverse Stock Split is expected to become effective on September 30, 2024, at 11:59 p.m. ET (the “Effective Time”), with shares of Common Stock to begin trading on a split-adjusted basis at market open on October 1, 2024 under the existing symbol “BCLI” and new CUSIP number 10501E 300. In connection with the Reverse Stock Split, every fifteen shares of Common Stock issued and outstanding as of immediately prior to the Effective Time will be automatically converted into one share of its respective class of Common Stock. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares, the Company will pay cash for each holder’s fractional shares in an amount equal to the product of such resulting fractional interest in one share of Common Stock multiplied by the closing trading price as reported on The Nasdaq Stock Market LLC of a share of Common Stock on the last trading day immediately prior to the date on which the Effective Time occurs (with such price proportionately adjusted to give effect to the Reverse Stock Split).

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the Company’s current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations and projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to regain compliance with the minimum bid price requirement; the effectiveness of the reverse stock split; the continued listing of the Common Stock on Nasdaq; and the Company’s financial condition. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as updated by other reports filed with the SEC, including, but not limited to, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, and the Company’s other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: September 26, 2024	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer